INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of fonix(TM) corporation on Form S-3 pursuant to Rule 462(b) of our report dated March 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of fonix(TM) corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
November 7, 1997